EXHIBIT 4.21

NUMBER                                                                    SHARES


                             SMARTSERV ONLINE, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                            Par Value $.01 Per Share



THIS CERTIFIES THAT _____________________________________________________ is the
owner of _________________________________________________________ shares of the
SERIES A CONVERTIBLE PREFERRED STOCK of SMARTSERV ONLINE, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

          The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ______________ A.D.___________.



--------------------------------            ------------------------------------
                Secretary                                       President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.








          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                     UNIF GIFT MIN ACT -.........Custodian........under
TEN ENT - as tenants by entireties                                     (Cust)           (Minor)
JT TEN - as joint tenants with right of survivorship            Uniform Gifts to Minors Act......
         and not as tenants in common                                                      (State)
                   Additional abbreviations may also be used though not listed above.


For Value Received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
---------------------
---------------------___________________________________________________________
________________________________________________________________________________

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
   Dated ______________________
                In the presence of __________________________________________

NOTICE - THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.